UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

COEUR D’ALENE MINES CORPORATION
(Exact name of Registrant as specified in its charter)

Idaho	1-8641	84-0109423
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

505 Front Avenue,	83814
Coeur d’Alene, Idaho	(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (208) 667-3511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 18, 2009, the Company announced its plans for effecting a reverse stock split of the Company’s common stock at a split ratio of 1-for-10. The Company’s stockholders previously approved a proposal authorizing the board to effect a reverse stock split at a split ratio of 1-for-10 at the Company’s annual meeting of stockholders held on May 12, 2009.

The reverse stock split will become became effective at 6:01 p.m., Eastern Time, on May 26, 2009 (the “Effective Time”).  As a result of the reverse stock split, every ten shares of the Company’s common stock issued and outstanding immediately prior to the Effective Time will automatically be combined into one issued and outstanding share of common stock, subject to the treatment of fractional shares as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2009 (the “Proxy Statement”). As a result of the reverse stock split, the number of outstanding CHESS Depositary Interests (“CDIs”) of the Company will also be reduced by the 1-for-10 split ratio.

Our common stock will continue to trade on the New York Stock Exchange under the current symbol “CDE” and on the Toronto Stock Exchange under the current symbol “CDM” and our CDIs will continue to be listed on the Australian Securities Exchange under the symbol “CXC”.  The new CUSIP number of our common stock will be 192108504.

For additional information regarding the reverse stock split, stockholders and CDI holders should review the Company’s Proxy Statement, which is available on the SEC’s website, www.sec.gov, and the Company’s website, www.coeur.com.

The Company issued a press release on May 18, 2009 announcing its plans for effecting the reverse stock split, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated May 18, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COEUR D’ALENE MINES CORPORATION
(Registrant)
Dated: May 18, 2009	By: /s/ Mitchell J. Krebs
Senior Vice President and
Chief Financial Officer

2